AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 10, 1995 (the "Agreement"), is among SOUND ADVICE, INC., a Florida corporation (the "Borrower"), SAI DISTRIBUTORS, INC., a Florida corporation, SAI REALTY INVESTMENTS, INC., a Florida corporation, SOUND ADVICE OF VIRGINIA, INC., a Virginia corporation and SOUND ADVICE ELECTRONICS OF MARYLAND, INC., a Maryland corporation (collectively, the "Guarantor") and NATIONSBANK OF FLORIDA, N.A., a national banking association, successor by merger to NCNB National Bank of Florida (the "Lender").

                                R E C I T A L S:

         A. Lender, Borrower and SAI Distributors, Inc. have previously executed and entered into that certain Amended and Restated Credit Agreement dated as of February 4, 1993, as amended from time to time (collectively referred to as the "Existing Agreement").

         B. Pursuant to the Existing Agreement, Lender has extended a revolving line of credit to the Borrower of up to $30,000,000 ("Existing Line").

         C. The Existing Line will expire on October 13, 1995, and Borrower has requested an extended maturity to the Existing Line.

         D. The Lender has agreed to extend the maturity date of the Existing Line subject to certain modifications of the Existing Line including, without limitation, decreasing the availability thereunder to an amount no greater than $20,000,000.

         E. Simultaneously with the execution and delivery of this Amended and Restated Credit Agreement (the "Agreement"), the Existing Agreement shall be amended and restated in its entirety to read as set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

         SECTION 1.1 DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

         "AFFILIATE" shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with,


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


the Borrower, or 5% or more of the equity interest of which is held beneficially or of record by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Agreement, as the same may from time to time be amended.

         "BORROWER" shall have the meaning assigned to that term in the introduction to this Agreement.

         "BORROWING" shall mean the drawing down by the Borrower of the Term Loan, a Revolving Credit Loan or Revolving Credit Loans from the Lender or the issuance of a Letter of Credit or Letters of Credit by the Lender on any given Borrowing Date.

         "BORROWING BASE" shall mean, at any date of determination thereof, the sum of sixty-five percent (65%) of the lower of cost or fair market value of Eligible Inventory.

         "BORROWING DATE" shall mean the date as of which a Borrowing is consummated.

         "BUSINESS DAY" shall mean a day on which commercial banks are open for business in Fort Lauderdale, Florida.

         "CAPITAL EXPENDITURES" shall mean any expenditure by a Person which is or is required to be capitalized on its balance sheet for financial reporting purposes in accordance with generally accepted principles, exclusive of Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person, as lessee or guarantor, to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of the Person under generally accepted accounting principles. For purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

         "CLOSING DATE" shall mean the date hereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" shall mean the Existing Line as renewed under the terms of this Agreement pursuant to which the Lender has agreed to make the Term Loan, Revolving Credit Loans and issue Letters of Credit in the aggregate principal amount of up to $20,000,000.00 pursuant to Article 2 hereof.

         "DEFAULT" shall mean any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.


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


         "DEFAULT RATE" shall mean the maximum rate permitted by law; provided, however, that such rate shall not exceed twenty-five percent (25%) per annum.

         "ELIGIBLE INVENTORY" shall mean all of the Inventory which are finished goods other than:

                  (a)      work-in-process and supplies;

                  (b)      Inventory on consignment;

                  (c) Inventory in an amount equal to the aggregate outstanding indebtedness owed by the Borrower to lenders (other than the Lender) having non-subordinated purchase money security interests in such Inventory of the Borrower and its Subsidiaries;

                  (d)      Inventory that is damaged or in need of repair;

                  (e) Inventory that has been repossessed from or has been otherwise returned by a customer unless such Inventory is in the same or better condition as similar Inventory held for sale by the Borrower and can be resold at the original retail price;

                  (f) Inventory which is located in a jurisdiction where the security interest of the Lender is not perfected;

                  (g) Inventory equal to accounts payable and outstanding under any floor plan lines to the extent not fully subordinated to the Lender;

                  (h)      Intentionally Left Blank;

                  (i) paid in full sales of on-hand Inventory awaiting delivery adjusted to cost;

                  (j)      capitalized distribution costs;

                  (k)      in-transit inventory;

                  (l)      computers and computer-related Inventory;

                  (m)      service and repair parts; and

                  (n) Inventory that is reasonably determined by the Lender to be ineligible for any reason whatsoever.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended.


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


         "EVENT OF DEFAULT" shall have the meaning assigned to that term in
Section 7.1 hereof.

         "GUARANTOR" shall have the meaning assigned to that term in the introduction to this Agreement.

         "GUARANTY" shall mean, as to any Person, all liabilities or obligations of such Person in respect of any Indebtedness or other obligations of others guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise, to purchase such Indebtedness or obligation, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the Indebtedness or obligation or to assure the owner of such Indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor or otherwise.

         "GUARANTY AGREEMENT(S)" shall mean, individually and collectively, the Guaranty Agreement executed by each of the Guarantors dated even date herewith.

         "HAZARDOUS MATERIALS" shall mean all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

         "INDEBTEDNESS" of any Person shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of any property (other than accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (ii) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (iii) all Capitalized Lease Obligations (excluding unaccrued finance charges) of the Person, (iv) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person by the lender or investor for the purpose of leasing the property to the Person and (v) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included); provided however, that the definition of Indebtedness shall not include Rentals.

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreements by and between Borrower, Lender and certain of Borrower's vendors and creditors which must be in form and substance satisfactory to Lender in Lender's sole discretion.

         "INVENTORY" shall mean all of the Borrower's inventory, including raw materials, work-in-process, and finished goods of every kind or character, whether presently in existence or hereafter acquired, and wherever located.


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


         "INVESTMENTS" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, other than accounts receivable generated by the sale of inventory arising in the ordinary course of business, and all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any investment in other Persons, including partnerships or joint ventures.

         "LENDER" has the meaning assigned to that terms in the introduction to this Agreement and shall include any affiliates of Lender.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" shall mean the standby letter of credit or standby letters of credit, respectively, issued by the Lender at the request of the Borrower pursuant to Section 2.1 hereof.

         "LETTER OF CREDIT APPLICATION" shall have the meaning assigned to that terms in Section 2.1 hereof.

         "LIEN" shall mean a mortgage, pledge, lien, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Application, the Security Agreement, the Guaranty Agreement(s) and all of the other documents, agreements, certificates, schedules, notes, statements and opinions referred to herein or executed and delivered pursuant hereto or in connection with the Term Loan, the Revolving Credit Loans or the Letters of Credit or any other transaction contemplated by this Agreement.

         "NOTES" shall mean, individually and collectively, the Term Note in the original principal amount of $6,680,000 and the Renewal Revolving Credit Promissory Note in the original principal amount of $13,320,000, both dated even date herewith, and any modifications, renewals, replacements and substitutions therefor made from time to time hereafter.

         "PERMITTED LIENS" shall mean the liens granted to those parties set forth on EXHIBIT 1.1 hereto and the liens permitted pursuant to Section 6.1 hereof.

         "PERSON" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

         "PLAN" shall mean any employee benefit plan which is subject to the provisions of Title IV of ERISA and which is maintained in whole or in part for employees of the Borrower or the Subsidiary.

         "PRIME RATE" shall mean that index rate of interest per annum the Lender announces from time to time as its Prime Rate. The Prime Rate is not necessarily the best or lowest rate charged or offered by Lender to its borrowing customers.

         "RECEIVABLES" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, documents and general intangibles arising from its sales and the proceeds thereof, now existing or created hereafter and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

         "RENEWAL REVOLVING CREDIT PROMISSORY NOTE" shall mean the Amended and Restated Renewal Revolving Credit Promissory Note dated even date herewith executed by Borrower in favor of the Lender in the original principal amount of $13,320,000, together with any modification, renewal or substitution thereof.

         "RENTALS" of any Person shall mean, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make payments under all leases, subleases and similar arrangements for the use of real, personal or mixed property, other than under Capitalized Leases. The definition of Rentals shall include amounts required to be accrued under generally accepted accounting principles for straight line rent.

         "REVOLVING CREDIT LOAN" and "REVOLVING OF CREDIT LOANS" shall mean the principal amount and the aggregate principal amount, respectively, advanced by the Lender as a loan or loans to the Borrower pursuant to Section 2.1(a) hereof, or, where the context requires, the amount then outstanding.

         "REVOLVING MAXIMUM AMOUNT" shall mean the following during the following time periods: (a) from the date hereof until October 27, 1995: the lesser of: (i) $13,320,000; and (ii) the Borrowing Base less $5,580,000; (b) from October 28, 1995 until November 10, 1995: the lesser of: (i) $13,320,000; and (ii) the Borrowing Base less $6,130,000; and (c) following November 10, 1995: the lesser of: (i) $13,320,000; and (ii) the Borrowing Base less $6,680,000.

         "SALES" shall mean the delivery of goods and/or rendition of services by the Borrower in the ordinary course of its business, which have not been returned, repossessed or rejected.

         "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement between Borrower and Lender dated even date herewith.

         "SUBORDINATED DEBT" shall mean Indebtedness of the Borrower or any Subsidiary which is in all respects subordinate and junior to the Indebtedness of the Borrower to the Lender,.

         "SUBSIDIARY" shall mean any Person in which Borrower or a Wholly-Owned Subsidiary may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by the Borrower or a Wholly-Owned Subsidiary, during the term of this Agreement.


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


         "TANGIBLE NET WORTH" shall mean, at the time any determination thereof is to be made, the aggregate amount of all assets shown on the consolidated balance sheet of the Borrower and its Subsidiaries at the relevant date (but excluding from such assets capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchise licenses, amounts due from Affiliates, Subsidiaries, officers, employees, directors or stockholders and such other assets as are properly classified as "intangible assets" under generally accepted accounting principles), less Total Liabilities.

         "TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement between Borrower and Lender dated even date herewith.

         "TERM LOAN" shall mean the loan evidenced by the Term Note.

         "TERM NOTE" shall mean the Amended and Restated Term Note dated even date herewith executed by the Borrower in favor of the Lender in the original principal amount of $6,680,000 together with any modification, renewal or substitution thereof.

         "TOTAL LIABILITIES" shall mean, at the time any determination thereof is to be made, the aggregate amount of all liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with general accepted accounting principles.

         "TOTAL MAXIMUM AMOUNT" shall mean $20,000,000.

         "TERMINATION DATE" shall mean December 31, 1996. Borrower acknowledges that Lender shall have no obligation to extend the Termination Date.

         "TERMINATION EVENT" shall mean a "reportable event" as defined in
Section 4043(b) of ERISA or the filing of a notice of intent to terminate under
Section 4041 of ERISA.

         "WHOLLY-OWNED SUBSIDIARY' shall mean any Subsidiary, 100% of the outstanding capital stock of all classes of which is owned directly or indirectly by the Borrower.

         SECTION 1.2 ACCOUNTING TERMS. Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the United States, applied on a consistent basis with the financial statements referred to in Section 4.3 hereof, and shall be determined both as to classification of items and amounts in accordance therewith. All Subsidiaries shall be consolidated to the fullest extent permitted by such principles and practices, and any accounting terms, financial covenants and financial statements referred to herein shall be determined and prepared on the basis of such consolidation.

         SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section (ss. ), subsection and exhibit references are to this Agreement unless otherwise specified.


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


                             ARTICLE 2 - COMMITMENT

         SECTION 2.1     COMMITMENT.

                  (A) REVOLVING CREDIT LOANS. The Lender agrees, on the terms of this Agreement, to renew the Existing Line under which the Lender shall make the Term Loan and shall from time to time make revolving credit loans ("Revolving Credit Loans") and issue Letters of Credit (subject to the sub-limit set forth below) in United States Dollars to the Borrower for a period terminating on the earlier of the Termination Date or termination in full of the Commitment of the Lender pursuant to Article 7 hereof, on a revolving credit basis, at such time, and subject to Section 2.2 below, in such amounts as the Borrower shall request, provided that the aggregate principal amount of the Revolving Credit Loans and Letters of Credit outstanding at one time shall not exceed the Revolving Maximum Amount. Within the limits of the Commitment and subject to the provisions of this Agreement and provided no Event of Default exists hereunder, the Borrower may borrow, repay and reborrow from time to time for the period commencing on the date hereto to and including the earlier of the Termination Date or the termination in full of the Commitment of the Lender pursuant to Article 7 hereof. In the event the aggregate outstanding principal balance of the Revolving Credit Loans and Letters of Credit exceed the Revolving Maximum Amount or, in the event the aggregate of the outstanding principal balance of the Term Loan, the Revolving Credit Loans and Letters of Credit exceed the Total Maximum Amount, then the Borrower shall, immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the outstanding principal balance of the Commitment below the Revolving Maximum Amount and the Total Maximum Amount, respectively.

                  (B)     LETTERS OF CREDIT.

                          (I)      The Borrower may use up to $1,200,000 of the
Commitment for the issuance of Letters of Credit. The undrawn amount of all Letters of Credit plus any and all amounts paid by Lender in connection with drawings under any Letter of Credit for which Lender has not been reimbursed shall be reserved under the Commitment and shall not be available for Revolving Credit Loans thereunder. Each draft paid by Lender under a Letter of Credit shall be deemed a Revolving Credit Loan under the Commitment and shall be repaid in accordance with the terms of the Revolving Credit Loans; provided, however, if the Commitment is not available for any reason whatsoever, at the time any draft is paid by Lender, or if Revolving Credit Loans are not available under the Commitment in such amount due to any limitation of borrowing set forth herein, then the full amount of such draft or drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Lender to the date such amount is fully repaid by Borrower, at the Default Rate.

                          (II)     The Borrower shall request the issuance of
each Letter of Credit by submitting to the Lender a completed application for standby letter of credit (the "Letter of Credit Application") on the Lender's standard form and provided no Event of Default exists hereunder and Borrower pays all applicable fees, then upon the fulfillment of the applicable conditions set forth in


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


the Letter of Credit Application and this Agreement, a Letter of Credit shall be issued. Letters of Credit issued under the Commitment shall have an expiration date not later than January 31, 1997.

                  (C) LIMITATION ON BORROWINGS. Notwithstanding anything in this Agreement to the contrary, the total amount of Revolving Credit Loans made and Letters of Credit issued under the Commitment shall be determined in the discretion of the Lender acting in good faith consistent with the value of Eligible Inventory, taking into account all fluctuations of the value thereof in light of the Lender's experience and sound business principles. The Lender shall be under no obligation to make any Revolving Credit Loan or issue any Letter of Credit to Borrower in excess of the limitations stated in Section 2.1.

         SECTION 2.2     MANNER OF BORROWING.

                  (A)      THIS SPACE IS INTENTIONALLY LEFT BLANK.

                  (B) All Borrowings under this Agreement shall be made as follows:

                           (I)     the Borrower shall give written (or
telephonic notice promptly confirmed in writing) to the Lender prior to 11:00 A.M., Fort Lauderdale time, on the proposed Borrowing Date specifying (A) the Borrowing Date (which shall be a Business Day) and (B) the amount of the proposed Borrowing.

                           (II)    each Borrowing under this Section 2.2(b)
shall be made at the office of the Lender, at its address set forth opposite its signature at the end of this Agreement, by crediting the Borrower's general disbursement account with Lender in the amount thereof.

         SECTION 2.3     NOTES.

                  (A) The Commitment made available to the Borrower by the Lender under this Article 2 shall be evidenced by, and repaid with interest in accordance with the Term Note and the Renewal Revolving Credit Promissory Note.

                  (B) The Borrower hereby irrevocably authorizes the Lender to record in its computerized records the date and the amount of the Term Loan and each Revolving Credit Loan made or Letter of Credit issued by the Lender under this Article 2, and each repayment thereof; PROVIDED, HOWEVER, that the failure to make a notation in the Lender's records with respect to the Term Loan or any Revolving Credit Loan or Letter of Credit shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Notes with respect to the Term Loan or the Revolving Credit Loans or the Letter of Credit Applications with respect to the Letters of Credit or any other obligation of the Borrower relating to the Term Loan, Revolving Credit Loans or Letter of Credits, and the Borrower's obligation to make payments of principal and interest on the Notes and to reimburse Lender for any drawings on a Letter of Credit shall not be affected by the failure to make a notation thereof in its computerized records. The Lender's recordation of the date and the amount of the Term Loan and each Revolving Credit Loan or Letter of Credit and each repayment

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


thereof shall, absent manifest error, constitute PRIMA FACIE evidence of the accuracy of the information recorded.

                  (C)    THIS SPACE IS INTENTIONALLY LEFT BLANK.

         SECTION 2.4 INTEREST. Interest shall accrue on the unpaid principal amount of the Term Loan and the Revolving Credit Loans for each day any amount thereof is outstanding and said interest shall be paid at the times set forth in the respective Notes. Interest on the Term Loan and the Revolving Credit Loans shall accrue at a rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e., 1/360th of a full year's interest shall accrue for each day any principal balance under the Notes is outstanding) at all times equal to the rate or rates per annum set forth in the respective Notes; PROVIDED, any principal and, to the extent permitted by law, interest which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum (computed as aforesaid) equal to the Default Rate. Interest on any unreimbursed drawing on a Letter of Credit that is not converted into a Revolving Credit Loan under the provisions of Section 2.1(b) above shall accrue at a rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e., 1/360th of a full year's interest shall accrue for each day any unreimbursed drawing on a Letter of Credit is outstanding) equal to the Default Rate.

         SECTION 2.5     FEES.

                  (A) Borrower shall pay to Lender a non-refundable commitment fee of $275,000.00 on or prior to the Closing Date. The commitment fee is paid to Lender as compensation for committing to make funds available to the Borrower and is not paid as compensation for the Commitment or for any other purpose.

                  (B) Borrower shall pay to Lender the Lender's standard letter of credit fees upon issuance of each Letter of Credit.

                  (C) In addition to the fees set forth in subparagraphs (a) and (b) above, so long as the Commitment shall be in effect, the following additional fee(s) shall be due the Lender on both the Term Loan and the Revolving Credit Loan equal to the following: (i) three-quarters of one percent (0.75%) of the committed amount under both the Term Loan and the Revolving Credit Loan, which additional fee shall be due and payable on February 28, 1996;
(ii) one percent (1%) of the committed amount under both the Term Loan and the Revolving Credit Loan, which additional fee shall be due and payable on July 1, 1996; and (iii) one percent (1%) of the committed amount under both the Term Loan and the Revolving Credit Loan, which additional fee shall be due and payable on September 30, 1996. As set forth herein, "committed amount" shall mean as follows: (i) the outstanding principal amount under the Term Loan as of each respective date; and (ii) $13,320,000 with respect to the Revolving Credit Loan.

                  (D) Borrower shall pay to Lender all of Lender's expenses associated with the monitoring of the Revolving Credit Loan.


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


                  ARTICLE 3 - CONDITIONS PRECEDENT TO BORROWING

         The Lender shall not be obligated to make any Revolving Credit Loan or issue any Letter of Credit to the Borrower hereunder unless the following conditions have been satisfied, in the sole opinion of the Lender and its counsel:

         SECTION 3.1 CONDITIONS PRECEDENT TO BORROWING. The obligation of the Lender to make each Revolving Credit Loan and to issue each Letter of Credit pursuant to Article 2 herein is subject to the following conditions precedent, each of which shall have been met or performed by the Borrowing Date:

                  (A) NOTICE OF BORROWING. In the event the borrowing procedure described in Section 2.2(b) is in effect, the Borrower shall have been given or delivered to the Lender the Notice of Borrowing provided for in Section 2.2(b).

                  (B) LETTER OF CREDIT APPLICATION. In the case of a Letter of Credit, the Borrower shall have delivered a duly executed and completed Letter of Credit Application to Lender, all in form and substance acceptable to Lender.

                  (C) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Revolving Credit Loan or issuance of the Letter of Credit on such Borrowing Date, and all representations and warranties made by the Borrower and its Subsidiaries herein or otherwise in writing on connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of such Borrowing Date.

         SECTION 3.2 INITIAL BORROWING. The obligation of the Lender to make the Term Loan, the initial Revolving Credit Loan and to issue the initial Letter of Credit pursuant to Article 2 herein is subject to the following additional conditions precedent, each of which shall have been met or performed by the Closing Date.

                  (A) NOTES. Each Note shall have been duly executed, completed and delivered to the Lender outside the State of Florida.

                  (B) SECURITY AGREEMENT. The Amended and Restated Security Agreement, duly executed and completed, shall have been delivered to the Lender.

                  (C) TAX INDEMNITY AGREEMENT. The Tax Indemnity Agreement, duly executed and completed, shall have been delivered to the Lender.

                  (D) GUARANTY AGREEMENT(S). The Guaranty Agreements, duly executed and completed by each Guarantor in form and substance satisfactory to Lender, shall have been delivered to the Lender.


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


                  (E) OPINION OF COUNSEL. The Lender shall have received from Rubin Baum Levin Constant Friedman & Bilzin, counsel to the Borrower, a legal opinion in form and substance acceptable to the Lender.

                  (F) INTERCREDITOR AGREEMENT(S). The Lender shall have received the Intercreditor Agreement from each vendor and creditor of the Borrower set forth on EXHIBIT 1.1 attached hereto which is marked with (***) subordinating their security interest to the interest of the Lender, all in form and substance acceptable to the Lender.

                  (G) SUPPORTING DOCUMENTS. The Borrower shall have delivered to the Lender such opinions, documents and certificates that the Lender or its counsel may require, and all such opinions, certificates and documents specified in this Article 3 shall be satisfactory in form and substance to the Lender and its counsel.

         SECTION 3.3 LANDLORD'S WAIVERS OF LIENS. With respect to each facility for which Borrower has not previously delivered a Landlord's Waiver of Lien acceptable to Lender, the Borrower shall use its best efforts, which shall not include the payment of any money to any landlord other than such landlord's reasonable legal costs, to obtain and furnish to Lender, within sixty (60) days of the date hereof, (i) either Landlord's Waiver of Lien in the form of EXHIBIT
3.3 hereto with respect to each leased facility in which the Borrower maintains Inventory or otherwise conducts business or the lease for such leased facility shall contain a landlord's lien waiver in form and substance reasonably satisfactory to Lender, and (ii) legal descriptions for each such facility to enable Lender to perfect its security interest in all fixtures located in such facilities. The failure of Borrower to obtain a Landlord's Waiver of Lien or legal description with respect to any such facility shall not be deemed an Event of Default hereunder so long as, in Lender's reasonable judgment, the Borrower has used its best efforts to obtain such waiver and/or legal description.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Term Loan, the Revolving Credit Loans and issue the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and the Notes:

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. The Borrower has the corporate power to make and perform this Agreement, the Security Agreement, the Notes, the Letter of Credit Applications and this Agreement does, and the Notes and Letter of Credit Applications when duly executed and delivered for value will, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies.

         SECTION 4.2 CORPORATE AUTHORITY. The making and performance by the Borrower of this Agreement, the Security Agreement, the Notes, the Letter of Credit Applications and any additional documents contemplated to be executed in connection herewith have been duly authorized by all necessary corporate action of the Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency or any provision of the articles or certificate of incorporation of the Borrower, and do not and will not, with the passage of time or the giving notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower or any Subsidiary pursuant to, any instrument or agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or their respective properties may be bound or affected.

         SECTION 4.3 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1995, and the consolidated statements of operations, statements of retained earnings and statements of cash flows of the Borrower and its Subsidiaries for the fiscal year ending on that date, including any related notes, certified, in the case of the consolidated balance sheet, by the Borrower's independent certified public accountants pursuant to their audit of the financial records of the Borrower and its Subsidiaries, in the draft form heretofore furnished to the Lender, were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of that date and the results of their operations for the fiscal period ending on that date, respectively. The finally-issued copy of the foregoing statements shall be delivered to Lender within five (5) days following the execution of this Agreement. Other than as disclosed by those financial statements, as of the date hereof, neither the Borrower nor its Subsidiaries has any direct or contingent obligations or liabilities which would be material to the consolidated financial position of the Borrower and its Subsidiaries, nor any material unrealized or anticipated losses from any commitments of the Borrower or its Subsidiaries. Since the date of such financial statements, there has been no material adverse change in the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 4.4 FULL DISCLOSURE. The financial statements referred to in Section 4.3 shall not, nor does this Agreement, or any written statement furnished by the Borrower to the Lender in connection with the negotiation of this Agreement and the Commitment, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which materially and adversely affects nor, so far as the Borrower can now foresee, is reasonably likely to prove to materially and adversely affect the business or financial condition of the Borrower or the ability of the Borrower to perform this Agreement.

         SECTION 4.5 LITIGATION. There are no suits or proceedings pending, or to the knowledge of the Borrower, threatened before any court or by or before any governmental or regulatory authority, commission, bureau or agency of any public regulatory body against or affecting the Borrower or its Subsidiaries which, if adversely determined, would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, except as disclosed in the opinion of Borrower's counsel delivered pursuant to Section 3.2(c).

         SECTION 4.6 PAYMENT OF TAXES. Each of the Borrower and its Subsidiaries have filed or caused to be filed, or have obtained or requested extensions to file all federal, state and local tax returns which are required to be filed, and have paid or caused to be paid, or have reserved on their books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by them, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. Borrower shall provide Lender with copies of all extensions to file tax returns within ten (10) days of the filing thereof. No tax liens have been filed and neither the Borrower nor any of its Subsidiaries have been notified of, or otherwise have knowledge of, any claim being asserted with respect to any such taxes, fees, or other charges which could have a material adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have set up reserves which are reasonably believed by the officers of the Borrower to be adequate for the payment of said taxes for the years that have not been audited by the respective tax authorities.

         SECTION 4.7 NO ADVERSE RESTRICTIONS OR DEFAULTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument, nor subject to any court order or judgment, governmental decree, charter or other corporate restriction materially adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Borrower or any of its Subsidiaries or their respective properties may be bound or affected, or under any law, regulation, decree, order or the like, which default would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

         SECTION 4.8 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company' or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.9 AUTHORIZATIONS. All authorizations, consents, approvals, and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or its Subsidiaries (including, without limitation, shares of the capital stock of any Subsidiary) or for the conduct of business in which the Borrower or its Subsidiaries is engaged, have been duly issued and are in full force and effect, and neither the Borrower nor any of its Subsidiaries is in default under any order, decree, ruling, regulation, closing agreement, or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower or any of its Subsidiaries, which default would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. No approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other decision or instrument of any governmental commission, bureau or other regulatory authority or agency is required with respect to the Borrower's execution, delivery or performance of this Agreement, the Security Agreement, the Notes, or the Letter of Credit Applications, except for the filing of UCC-1 financing statements and a power of attorney with the Internal Revenue Service.

         SECTION 4.10 SUBSIDIARIES AND AFFILIATES. As of the date of execution of this Agreement, the Borrower has no Subsidiaries or, to the best of its knowledge, Affiliates, except as set forth on EXHIBIT 4.10 attached hereto. All of the capital stock and evidence of the equity rights held by the Borrower or a Subsidiary in each Subsidiary is and will be owned by the Borrower and/or another Subsidiary, beneficially and of record, free and clear of all Liens.

         SECTION 4.11 TITLE TO PROPERTIES. The Borrower and its Subsidiaries have, respectively, good and marketable fee title to all real property, and good and marketable title to all other property and assets, reflected in the latest audited balance sheet referred to in Section 4.3 or purported to have been acquired by the Borrower or any Subsidiary subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business. All property and assets of any kind of the Borrower and its Subsidiaries are free from any Liens except for Permitted Liens. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, none of which contains any unusual or burdensome provisions that will materially impair or adversely affect the operations of the Borrower or its Subsidiaries. All of such leases are valid, subsisting and in full force and effect and none of such leases is in material default and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default under any such leases. The Borrower and its Subsidiaries possess all patents, patent rights or licenses, trademarks and copyrights which are required to conduct their respective businesses as now conducted without known conflict with the rights of others.

         SECTION 4.12 USE OF LOANS. The proceeds of each Borrowing under the Commitment shall be used by the Borrower exclusively for the following purposes:
(i) to finance permanent general working capital with respect to the Term Loan; and (ii) to finance the seasonal working capital needs of the Borrower, finance capital expenditures to the extent permitted under this Agreement and to provide a $1,200,000.00 letter of credit availability with respect to the Revolving Credit Loan. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, the Borrower will furnish to the Lender, in connection with any Borrowing hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

         SECTION 4.13    ERISA.

                  (A) None of the Plans or the trusts created thereunder has engaged in a prohibited transaction which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Code
Section 4975 or ERISA.

                  (B) None of the Plans or the trusts created thereunder has been terminated with any deficiency; nor has any such Plan incurred any liability to the Pension Benefit Guaranty Corporation, other than for required insurance premiums which have been paid when due, or incurred any accumulated funding deficiency; nor has there been any reportable event, or other event or condition, which presents a risk of termination of any such Plan by the Pension Benefit Guaranty Corporation.

                  (C) The present value of all accrued benefits under the Plans did not, as of the most recent valuation date, exceed the then current value of the assets of Plans allocable to such accrued benefits.

                  (D) Neither the Borrower nor any of its Subsidiaries is or has been a party to or has any employees who are covered by any multi-employer pension or benefit plan.

                  (E) As used in this Section 4.13, the terms "accumulated funding deficiency," "reported event" and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA.

         SECTION 4.14 ENVIRONMENTAL LAW COMPLIANCE. The conduct of Borrower's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation, or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials at any of Borrower's places of business except such materials as are incidental to Borrower's normal course of business, maintenance and repairs. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower's places of business at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall promptly reimburse Lender for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees, and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored, or disposed of by Borrower's business operations within five (5) business days of the request therefor.

         SECTION 4.15    SOLVENCY.

                  (A) Borrower has no intention of filing any petition or initiating any Bankruptcy proceeding.

                  (B) Borrower has not entered into this Agreement and the transactions contemplated hereby to provide preferential treatment to Lender, Lender's nominee or any other creditor of Borrower or any guarantor in anticipation of seeking relief under the federal or any state bankruptcy code or similar law, nor has Borrower entered into this Agreement and the transactions contemplated hereby with the intent to hinder, delay or defraud any creditors.

                        ARTICLE 5 - AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that from the Closing Date and until payment in full of the principal of and interest on the Notes and all drawings under the Letters of Credit and until the termination of the Revolving Credit Loan, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 5.1 LOAN PROCEEDS. Use the proceeds of the Term Loan, the Revolving Credit Loans and Letters of Credit only for the purposes set forth in
Section 4.12 and furnish the Lender with all evidence that it may reasonably require with respect to such use.

         SECTION 5.2 CORPORATE EXISTENCE. Do or cause to be done all things necessary to maintain, preserve and keep in full force and effect its existence in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties.

         SECTION 5.3 MAINTENANCE OF BUSINESS AND PROPERTIES. Continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year; at all times maintain, preserve and protect all rights, privileges, patents, franchises, and trade names necessary or desirable in the conduct of its business and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all reasonable repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

         SECTION 5.4 INSURANCE. Insure and keep insured with good and responsible insurance companies and in amounts reasonably satisfactory to the Lender, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from such hazards or risks, including fire, as are insured by companies similarly situated and operating like properties, insure and keep insured employers' and public liability risks in good and responsible insurance companies of the types and amounts usually insured by companies similarly situated; maintain such other insurance as may be required by law or as may reasonably be required in writing by the Lender; and upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower pursuant to this Section 5.4.

         SECTION 5.5 PAYMENT OF INDEBTEDNESS, TAXES, ETC. Pay all of its Indebtedness and obligations promptly and in accordance with normal terms and comply in all material respects with all material agreements, indentures, mortgages, or documents binding on it or affecting its properties or business; and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any Indebtedness, obligation, tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect to any Indebtedness, obligation, tax, assessment, charge, levy or claim, so contested.

         SECTION 5.6 COMPLIANCE WITH LAWS. Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations, and orders of all governmental authorities relative to the conduct of business, its properties, and assets, except (i) those being contested in good faith by appropriate proceedings diligently pursued and (ii) those the failure to comply with which in the aggregate will not have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole; and obtain, maintain and keep in full force and effect all governmental licenses, authorizations, consents, and permits necessary to the proper conduct of its business.

         SECTION 5.7 NOTICE OF DEFAULT. Upon the occurrence of any Default or Event of Default of which the Borrower or any of its officers has knowledge, promptly furnish written notice thereof to the Lender specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

         SECTION 5.8 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Lender:

                  (A) within 120 days after the end of each fiscal year of the Borrower (being each June 30), consolidated balance sheets and consolidated statements of operations, statements of retained earnings and statements of cash flow, together with supporting schedules, all in reasonable detail and accompanied by an unqualified opinion thereon of a firm of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, showing the financial condition of the Borrower and its Subsidiaries at the close of such year and the results of operations of the Borrower and its Subsidiaries during such year, together with a certificate of such accountants stating that they have no knowledge of any event which constitutes a Default or Event of Default (a certificate as to such matters being herein called a "NO-DEFAULT CERTIFICATE"). Lender acknowledges that a "going concern" qualification in the June 30, 1996 audited statements based solely upon the upcoming maturity of the Notes shall not in and of itself constitute an Event of Default hereunder.

                          As used herein, "unqualified opinion" means relative
to the opinion of any independent public accountant as to any financial statement of Borrower or any Guarantor that said opinion contains no qualification or exception to any such opinion (i) which is of a "going concern" or similar nature; (ii) which relates to the limitation on the scope of examination of matters relevant to such financial statements; (iii) which relates to the treatment or classification of any item in such financial statement in which, as a condition to its removal, would require an adjustment to said item, the effect of which would be to cause Borrower or any Guarantor to be in default of any of the financial covenants under any of the Loan Documents; or (iv) which is otherwise unacceptable to the Lender, in its reasonable discretion.

                  (B) within 30 days after the end of each month (unless the month in question is the end of the quarter, in which event Borrower shall have 45 days), similar financial statements to those referred to in subsection 5.8(a) above, unaudited but certified by the president or chief financial officer of the Borrower, such balance sheets to be as of the end of such month and such statements of operations and cash flows to be for the period from the beginning of the fiscal year to the end of such month, in each case subject to audit and year-end adjustments;

                  (C) within 30 days after the end of each month, a completed Compliance Certificate, in form and content satisfactory to Lender, certified by the President or chief financial officer of the Borrower verifying that Borrower is in compliance with the covenants, terms and conditions of this Agreement and which shall include all calculations utilized therein;

                  (D) weekly, a completed Borrowing Base Certificate in the form of EXHIBIT 5.8(D) hereto and made a part hereof, in form and content satisfactory to Lender, certified by the President or chief financial officer of the Borrower which shall include, without limitation, a summary of the Borrower's inventory position;

                  (E) within 20 days after the end of each month, a summary of the Borrower's accounts receivable aging report and, upon the Lender's request, a complete copy of the Borrower's accounts receivable aging report;

                  (F) with the statements submitted under subsections 5.8(a), 5.8(b) and 5.8(c) above, a certificate of the Borrower signed by the president or chief financial officer of the Borrower to the effect that to the best of his knowledge, after due inquiry, no Default or Event of Default has occurred and is continuing;

                  (G) promptly upon becoming available, a copy of all financial statements, reports, notices, and proxy statements sent by the Borrower or any of its Subsidiaries to stockholders, and of all regular and periodic reports filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or with any governmental authority succeeding to any or all of the functions of said Commission;

                  (H) within 15 days of the filing thereof, a copy of all income tax returns of the Borrower (and each Guarantor which is not consolidated with the Borrower) filed with federal or state governmental authorities, or copies of extensions should the income tax returns not be filed by the applicable due date;

                  (I)     Intentionally Left Blank;

                  (J) within 20 days after the receipt thereof, copies of all management letters the Borrower receives from its audit firm;

                  (K) within 30 days after the end of each month, an updated litigation report for all claims in excess of $100,000.00 containing the following information with respect to each lawsuit filed by or against the Borrower or any Subsidiary: (i) copies of all pleadings by or against the Borrower or any Subsidiary; (ii) status of all motions and hearings; (iii) status of all discovery, including schedules of upcoming depositions; (iv) summaries of all depositions; (v) litigation-related expenses; and (vi) schedules for all trial and appellate proceedings;

                  (L) monthly, commencing with the month following the date hereof, a report certified by an officer of the Borrower setting forth the sales and gross margin results for each store of the Borrower on a store-by-store basis, showing the results for the current month and the results for the year to date and comparing such results to the month and year to date for the prior year. The foregoing shall be in form and substance satisfactory to the Lender and such shall be delivered to the Lender within 20 days following the end of each such month;

                  (M) within 30 days of the end of each month, a copy of Borrower's monthly inventory reconciliation reports for the preceding month, all in form and content acceptable to Lender;

                  (N) on or prior to forty (40) days following the end of any month, borrowing base certificates based upon Borrower's closed month-end general ledger balance;

                  (O) unless consolidated with the Borrower, each Guarantor shall provide annual financial statements within forty-five (45) days following fiscal year end; and

                  (P) promptly, from time to time, such other information regarding the operations, business, affairs, and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request.

                  All financial statements required to be furnished to the Lender under this Section 5.8 shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices of the Borrower reflected in its audited financial statements referred to in Section 4.3 hereof, or to the extent such treatment has changed, with a reconciliation thereof. Each set of financial statements delivered pursuant to subsection 5.8(a) above shall be accompanied by a report setting forth computations showing, in detail satisfactory to the Lender, whether the Borrower was at the end of, and for, the respective year in compliance with its obligations under Sections 6.11 through 6.14 hereof, which computations shall be certified by the independent public accountants.

         SECTION 5.9 VISITATION RIGHTS. Permit any authorized representative of the Lender, from time to time, to examine and copy the records and books of, and visit and inspect the properties of, the Borrower and any of its Subsidiaries during normal business hours with reasonable notice and to discuss the affairs and finances of the Borrower and any of its Subsidiaries with any of their respective officers, directors, employees, and independent public accountants.

         SECTION 5.10 NOTICE OF LITIGATION AND OTHER PROCEEDINGS. Give prompt notice in writing to the Lender upon the earlier of (i) actual knowledge or (ii) receipt of service of process, of the commencement of (a) all material litigation which, if adversely determined, might adversely affect the business or financial condition of the Borrower or its Subsidiaries taken as a whole; (b) all other litigation involving a claim against the Borrower or any of its Subsidiaries for $100,000.00 or more in excess of applicable insurance coverage; and (c) any citation, order, decree, ruling, or decision issued by, or any denial of any application or petition to, or any proceedings before any governmental commission, bureau or other administrative agency or public regulatory body against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, or any lapse, suspension or other termination or modification of any certification, license, consent, or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor or renewal thereof, in connection with the operation of any business conducted by the Borrower or any of its Subsidiaries, which might have a material and adverse effect upon the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

         SECTION 5.11    ERISA.  Furnish to the Lender:

                  (A) As soon available and in any event within 15 days after Borrower knows or has reason to know that any Termination Event has occurred, a statement of a senior officer of the Borrower describing the Termination Event and the action which the Borrower proposes to take so that the Termination Event shall not be continuing;

                  (B) Promptly after receipt of request therefor by the Lender, copies of each annual report filed by the Borrower or any of its Subsidiaries pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 103 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules, and information referred to in said Section 103) and each annual report, if any, required to be filed with respect to each Plan under
Section 4065 of ERISA;

                  (C) Promptly after receipt thereof by the Borrower or any of its Subsidiaries from the Pension Benefit Guaranty Corporation, copies of each notice received by such party of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a Trustee appointed to administer any Plan; and

                  (D) Promptly after such request, any other documents and information relating to any Plan that the Lender may reasonably request from time to time.

         SECTION 5.12 COLLATERAL AUDITS. Permit any authorized representative of the Lender to conduct audits of the Collateral (as defined in the Security Agreement) and provide such authorized representatives of Lender with all necessary information to complete such audits to the Lender's satisfaction. The Borrower agrees to pay the cost of one such audit per calendar quarter and to pay the cost of monthly UCC-11 lien searches to be obtained by Lender to monitor its position with respect to the Collateral.

         SECTION 5.13 APPRAISAL. Permit Borrower to conduct appraisal(s) of the Inventory and Borrower's furniture, fixtures and equipment, the cost of one
(1) such appraisal(s) shall be paid for by the Borrower.

         SECTION 5.14 BUSINESS PLAN. Submit to Lender, by October 31, 1995, a detailed business plan for the Borrower, reasonably acceptable in form and substance to the Lender, which shall include, without limitation, revised projections demonstrating to Lender's satisfaction the Borrower's ability to meet the covenants set forth in this Agreement.

         SECTION 5.15 DEPOSITORY ACCOUNT. For Collateral purposes so long as the Notes remain unpaid, Borrower covenants and agrees to cause all of its and its Subsidiaries' cash and receipts of whatever nature to be deposited in a lock box depository account with Lender. In addition to the foregoing, Borrower authorizes Lender to change the name of the Borrower's existing depository account with Lender into Lender's name and to delete the Borrower (or its designee[s]) as authorized signatories on that account. The Borrower agrees to execute such additional documents deemed reasonably necessary by Lender to carry out the intent of this Section.

                         ARTICLE 6 - NEGATIVE COVENANTS

         The Borrower covenants and agrees that from the Closing Date and until payment in full of the principal of and interest on each of the Notes and all drawings under the Letter of Credit and the termination of the Revolving Credit Loan, unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it permit any of its Subsidiaries to:

         SECTION 6.1 LIMITATION ON LIENS. Create or suffer to exist any Lien upon, or transfer or assignment of, any of its property or revenues or assets now owned or hereafter acquired to secure any Indebtedness or obligations, or enter into any arrangement for the acquisition of any property subject to conditional sale agreements or leases or other title retention agreements; excluding, however, from the operation of this covenant: (a) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions, or other social security benefits; (b) deposits or pledges to secure performance of bid, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (c) Liens for property taxes, assessments and similar taxes not delinquent and Liens for taxes which in good faith are being contested or litigated; (d) mechanics', carriers', workmens', repairmens', landlords', or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days or more or which are in good faith being contested or litigated; (e) existing Liens set forth on EXHIBIT 1.1 attached hereto; (f) purchase money security interests in Inventory purchased with the proceeds of Indebtedness permitted to be incurred under Section 6.2 hereof; (g) purchase money security interests in fixed assets purchased with the proceeds of Indebtedness permitted to be incurred under Section 6.2 hereof; and (h) the lien in favor of NationsBank of Florida, N.A.

         SECTION 6.2 LIMITATION ON INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

                  (A) the Notes, the Letters of Credit and any other Indebtedness of the Borrower or its Subsidiaries to the Lender;

                  (B) purchase money Indebtedness not subordinated to Lender incurred to purchase Inventory in an amount not to exceed fifteen percent (15%) of the lower of fair market value or cost of the Borrower's Inventory balance;

                  (C) purchase money Indebtedness incurred to acquire fixed assets in an amount not to exceed $500,000 in the aggregate outstanding at any one time; provided that at least eighty percent (80%) of the purchase price of each fixed asset acquired with the proceeds of Indebtedness incurred under this
Section 6.2(c) shall be financed by such Indebtedness;

                  (D) Indebtedness incurred in connection with the Borrower's Employee Stock Ownership Plan (the "ESOP") in an amount not to exceed $500,000.00; and

                  (E) Existing Indebtedness reflected on EXHIBIT 1.1 attached hereto and the capitalized lease for the Borrower's Fort Myers, Florida, location (subject to the limitations in Section 6.9 hereof).

         SECTION 6.3 GUARANTIES. Be or become liable in respect of any Guaranty, except for: (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) Guaranties by the Borrower of Indebtedness of the ESOP or any of its Subsidiaries and by any of its Subsidiaries of Indebtedness of the Borrower or the ESOP to the extent the Indebtedness is permitted in Section 6.2 hereof; and
(c) performance bonds entered into by the Borrower or any of its Subsidiaries to secure the obligations of itself or such Subsidiary. Borrower shall be permitted to provide a corporate guaranty of up to $50,000, in the aggregate, to guarantee loans to employees of the Borrower. The foregoing amount(s) of employee-guaranteed loans which are the subject of Borrower's guaranty shall be reserved under the Commitment and shall not be available for Revolving Credit Loans or Letters of Credit.

         SECTION 6.4 MERGERS, CONSOLIDATIONS AND ACQUISITIONS OF ASSETS. Merge or consolidate with any corporation, or acquire all or substantially all of the assets of any person except that: (a) the Borrower may merge or consolidate with any Subsidiary provided that the Borrower is the surviving corporation; and (b) any Subsidiary may merge or consolidate with any Wholly-Owned Subsidiary.

         SECTION 6.5 SALE, LEASE, ETC. Sell, lease, assign, transfer, or otherwise dispose of any of its assets or revenues (other than obsolete or worn-out personal property or personal property or real estate not used or useful in its business) whether now owned or hereafter acquired, other than in the ordinary course of business, including, without limitation, the stock of any Subsidiary, or sell, assign or discount any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

         SECTION 6.6 INVESTMENTS. Make or suffer to exist any Investments, except that this prohibition shall not apply to (a) the purchase of direct obligations of the government of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (b) certificates of deposit of any bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having capital, surplus and undivided profits of not less than $100,000,000; and (c) Investments in commercial paper which, at the time of acquisition by the Borrower or any Subsidiary, is rated A2/P2 by Standard & Poor's Corporation, Moody's Investors Services, Inc. or any other nationally recognized credit rating agency of similar standing.

         SECTION 6.7 TRANSACTIONS WITH AFFILIATES. Enter into or be a party to, any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or any such Subsidiary than would be obtained in a comparable arm's length transaction with a Person other than an Affiliate.

         SECTION 6.8 CAPITAL EXPENDITURES. Make capital expenditures during any month in excess of $100,000.00 in the aggregate and/or in excess of $1,000,000.00 in the aggregate during the term of each of the Notes.

         SECTION 6.9 LEASE OBLIGATIONS. Incur or suffer to exist any obligations to pay in any consecutive 12-month period Rentals and Capitalized Lease Obligations aggregating in excess of $7,500,000.00 for the Borrower and its Subsidiaries.

         SECTION 6.10 DIVIDENDS. Declare or pay any dividend (other than a dividend payable in stock of the Borrower) or authorize or make any other distribution on any stock of the Borrower (other than a distribution payable in stock of the Borrower), whether now or hereafter outstanding, or make, or permit any Subsidiary to make, any payment on account of the purchase, acquisition, redemption, or other retirement of any shares of such stock (such dividends, distributions and payments being herein called "cash distributions"); provided, that any Subsidiary may pay a dividend to its parent.

         SECTION 6.11 LEVERAGE RATIO. Permit the ratio of Total Liabilities to Tangible Net Worth to be greater than 2.1:1.0 at the end of any quarter.

         SECTION 6.12 TANGIBLE NET WORTH. Permit its Tangible Net Worth to be less than $19,500,000.00, tested monthly.

         SECTION 6.13 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio to be less than 1.05:1. As set forth herein, the Fixed Charge Coverage Ratio shall be determined as follows: Net income plus taxes plus interest expense plus non-cash charges plus rent/lease expenses divided by current maturities of long-term debt (exclusive of those relating to the balloon portion of the Term Note and the principal amount outstanding under the Revolving Credit Loan), plus interest payments plus rent/lease payments. The foregoing shall be tested monthly based upon the trailing twelve (12) months.

         SECTION 6.14 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio to be less than 1.5:1 as of the date hereof and increased as follows: (i)
2.0 as of January 31, 1996; (ii) 2.5 as of April 30, 1996; and (iii) 3.0 as of July 31, 1996. As set forth herein, the Interest Coverage Ratio shall be determined by dividing the Borrower's earnings before interest, taxes, depreciation and amortization by Borrower's cash interest expense. The foregoing shall be tested monthly based upon the trailing twelve (12) months.

                          ARTICLE 7 - EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. If any one of the following "EVENTS OF DEFAULT" shall occur and shall not have been remedied:

                  (A) Any representation or warranty made by the Borrower herein or in any certificate or report furnished by the Borrower hereunder shall prove to have been incorrect in any material respect; or

                  (B) The Borrower shall fail to pay, when due, any principal or interest on either Notes, to reimburse any drawing on a Letter of Credit on the date made, or to pay when due any other sum payable under this Agreement; or

                  (C) The Borrower shall default in the performance of any agreement, covenant or obligation contained herein not provided for elsewhere in this Article 7, if the default continues for a period of thirty (30) days after notice of default to the Borrower by the Lender; or

                  (D) There shall occur any default in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of Article 6 hereof; or

                  (E) (i) the rendering of any judgment or judgments against the Borrower or any Subsidiary which in the aggregate exceed $1,000,000 over applicable insurance coverage; (ii) the entry by the Borrower or any Subsidiary into an agreement or agreements to settle any action or actions for more than $1,000,000 in the aggregate over applicable insurance coverage; or (iii) a combination of judgments rendered and settlements entered into aggregating in excess of $1,000,000 over applicable insurance coverage. For purposes of this subsection 7.1(e), a judgment shall not be deemed to have been rendered if it is being appealed on good faith grounds and a stay of execution thereof has been issued and remains in effect. A judgment shall be deemed rendered if it is not appealed within the applicable statutory period or it becomes unappealable.

                  (F) The Borrower or any Subsidiary shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or any Subsidiary, as the case may be, or of all or of a substantial part of the assets of the Borrower or any Subsidiary, as the case may be, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (G) The Borrower shall fail to furnish to the Lender notice of default in accordance with Section 5.7 hereof, within 5 days after any such Default or Event of Default becomes known to the president or chief financial officer of the Borrower, whether or not notification to the Borrower is furnished by the Lender; or

                  (H) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower or any Subsidiary: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower or any Subsidiary, as the case may be, or of all or any substantial part of the assets of the Borrower or any Subsidiary or other like relief in respect of the Borrower or any Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts unless such proceeding is contested in good faith by the Borrower or any Subsidiary; and, if the proceeding is contested in good faith by the Borrower or any Subsidiary, as the case may be, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days, or an order for relief against the Borrower or any Subsidiary shall be entered in any involuntary case under the Bankruptcy Code; or

                  (I)     The Borrower, any Guarantor or any Subsidiary shall
(i) default in the payment of principal or interest on any Indebtedness (other than the Notes) having a principal balance equal to or greater than $50,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance beyond the period of grace, if any, of any other agreement contained in any such Indebtedness or in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or

                  (J) The invalidation or loss of priority of any security interest or lien granted pursuant to this Agreement, any existing loan document or agreement previously executed by the Borrower in favor of the Lender or the other documents executed in connection herewith; or

                  (K) A Termination Event has occurred; or a trustee shall be appointed to administer any Plan or Plans under Section 4042 of ERISA; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate, or to have a trustee appointed to administer, any Plan or Plans, and the proceeding shall not be dismissed within 30 days; or a voluntary notice of intent to terminate is filed under Section 4041 of ERISA which would, in the opinion of the Lender, have a material adverse effect on the financial condition of the Borrower or the Subsidiary; or, with respect to any Plan as to which the Borrower or any Subsidiary may have any liability, there shall exist a deficiency in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to the Plan which is material to the financial condition of the Borrower or such Subsidiary, and (i) steps are undertaken to terminate the Plan or (ii) the Plan is terminated or (iii) any Reportable Event which presents a material risk of termination with respect to the Plan shall occur; or

                  (L) Borrower or any Guarantor shall be in default under any other agreement between Lender and Borrower or any Guarantor; or

                  (M) A default by Peter Beshouri or Michael Blumberg under their joinder to this Agreement; or

                  (N) The failure of the Borrower to deliver to Lender on or prior to October 19, 1995, at 2:00 p.m., fully-executed originals of the Intercreditor Agreements from the entities listed in Paragraphs 6.10, 6.11, 6.12, 6.13 and 6.14 of EXHIBIT 1.1 hereto in the form of EXHIBIT 7.1(N) hereto;

THEREUPON, in the case of any such event other than an event described in subsection 7.1(f) or subsection 7.1(h) above, the Lender may, by written notice to the Borrower, at its option: (a) immediately terminate the Commitment of the Lender hereunder, and/or (b) immediately declare the principal of, and interest accrued on, the Notes forthwith due and payable; and, in the case of any event described in subsection 7.1(f) or subsection 7.1(h) above, the Commitment of the Lender hereunder shall automatically terminate, without any action on the part of the Lender, and the principal of, and interest accrued on, the Notes shall become immediately due and payable, both as to principal and interest, and any contingent obligation of the Borrower under the Letters of Credit shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or any Letter of Credit Application to the contrary notwithstanding.

         SECTION 7.2 RESERVE FOR CONTINGENT LIABILITIES. Upon the occurrence of an Event of Default, the Borrower shall, at the request of the Lender, establish a special reserve account with the Lender as security for any contingent liabilities of the Borrower under any Letter of Credit. Upon demand of the Lender, Borrower shall immediately deposit or cause to be deposited in such reserve account an amount equal to all contingent liabilities of the Borrower under the Letters of Credit. The Lender may pay any and all reimbursement obligations of the Borrower in respect of any Letters of Credit from such reserve account as such obligations become due.

                            ARTICLE 8 - MISCELLANEOUS

         SECTION 8.1 NO WAIVER, REMEDIES CUMULATIVE. No failure on the part of the Lender to exercise, and no delay in exercising, any right granted hereunder, or in the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         SECTION 8.2 SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of the Revolving Credit Loans hereunder, the issuance of the Letters of Credit and the delivery of the Notes, and shall continue in full force and effect so long as the Notes are outstanding and unpaid, any Letter of Credit is outstanding and the Commitment has not been terminated.

         SECTION 8.3 EXPENSES. Whether or not any of the Revolving Credit Loans herein provided for shall be made or Letters of Credit issued, the Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, printing, execution, delivery and administration of this Agreement, the Loan Documents and other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of legal counsel for the Lender, with respect thereto, as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Lender in connection with the administration of this Agreement, and all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. All obligations provided for in this Section 8.3 shall survive any termination of this Agreement. The Lender is hereby irrevocably authorized to debit any of the Borrower's deposit accounts maintained with the Lender from time to time in an amount equal to any amount due to the Lender pursuant to this Section 8.3.

         SECTION 8.4 NOTICES. Any written notice or other communication hereunder to any party hereto shall be by telegram, telex, telecopy or registered or certified mail and shall be deemed to have been given or made when telegraphed, telexed, telecopied or deposited in the mails, postage prepaid, addressed to the party at its address specified next to its signature hereto (or at any other address that the party may hereafter specify to the other parties in writing), except that written notices by the Borrower under
Section 2.2(b) hereof shall not be effective until received.

         SECTION 8.5 CONSTRUCTION. This Agreement and the Notes shall be deemed a contract made under the laws of the State of Florida and shall be governed by and construed in accordance with the internal laws of said state.

         SECTION 8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lender.

         SECTION 8.7     JURISDICTION, SERVICE OF PROCESS.

                  (A) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Notes or any judgment entered by any court in respect of any thereof may be brought in the courts of the State of Florida or in the United States District Court for the Southern District of Florida as the Lender (in its sole discretion) may elect, and the Borrower hereby accepts, the non-exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (B) In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings arising out of or relating to this Agreement or the Notes or any judgment entered by any court in respect thereof brought in the State of Florida, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum. The Borrower further agrees that if any such suit, action or proceeding is pending in more than one jurisdiction, the Lender's selection of the forum shall be binding upon the parties hereto.

         SECTION 8.8 LIMIT ON INTEREST. Anything herein or in any of the Notes to the contrary notwithstanding, the obligations of the Borrower under this Agreement and each of the Notes to the Lender shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if an increased rate is hereafter permitted by reason of applicable federal or state legislation.

         SECTION 8.9 PAYMENT ON OTHER THAN A BUSINESS DAY; TIME OF THE ESSENCE. Should any payment required by this Agreement become due and payable other than on a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and in the case of principal, with interest thereon at the rate specified in this Agreement. Time shall be of the essence under this Agreement.

         SECTION 8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         SECTION 8.11 HEADINGS. The headings of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

         SECTION 8.12 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 8.13 COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS; INTERPRETATION. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, modified or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. The Lender and the Borrower may, subject to the provisions of this Section 8.13, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the Lender and the Borrower hereunder. Any such supplemental agreement in writing shall be binding upon the Lender and the Borrower. This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement.

         SECTION 8.14 MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (A) SPECIAL RULES. The arbitration shall be conducted in the city of Fort Lauderdale, Florida and administered by Endispute, Inc., d/b/a J.A.M.S./Endispute, who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (B) RESERVATION OF RIGHTS. Nothing in this Agreement shall be deemed to: (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Lender hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                  (C) WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, THE PARTIES HERETO HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BETWEEN OR AMONG THE PARTIES HERETO. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THE AGREEMENT TO ARBITRATE, TO THE EXTENT ANY SUCH CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO IS NOT ARBITRATED, THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CONTROVERSY OR CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN(S) EVIDENCED BY THE TERM NOTE AND THE REVOLVING CREDIT NOTE.

         SECTION 8.16 RELEASE. AS A MATERIAL INDUCEMENT FOR LENDER TO EXECUTE THIS AGREEMENT, BORROWER AND EACH GUARANTOR DO HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE LENDER ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH BORROWER OR GUARANTOR EVER HAD, NOW HAVE, OR

WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF BORROWER OR ANY GUARANTOR HEREAFTER CAN, SHALL OR MAY HAVE AGAINST LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON, OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE HEREOF. BORROWER AND GUARANTOR FURTHER EXPRESSLY AGREE THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA. IN ADDITION TO, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND IN CONSIDERATION OF LENDER'S EXECUTION OF THIS AGREEMENT, BORROWER AND EACH GUARANTOR COVENANT WITH AND WARRANT UNTO LENDER, AND ITS AFFILIATES AND ASSIGNS, THAT THERE EXIST NO CLAIMS, COUNTERCLAIMS, DEFENSES, OBJECTIONS, OFFSETS OR CLAIMS OF OFFSETS AGAINST LENDER OR THE OBLIGATION OF BORROWER AND EACH GUARANTOR TO PAY THE LOAN TO LENDER WHEN AND AS THE SAME BECOMES DUE AND PAYABLE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dated for convenience as of the date and year first above written, but have in fact executed this Agreement on October 13, 1995.

                                  SOUND ADVICE, INC., a Florida corporation

                                  By: /s/ Kenneth L. Danielson            (SEAL)
                                  Print Name: Kenneth L. Danielson
                                  Title: Chief Financial Officer and Treasurer

                                  NATIONSBANK OF FLORIDA, N.A.

                                  By: /s/ F. Gerard Litrento
                                  Print Name: F. Gerard Litrento
                                  Title: Senior Vice President

                                  SAI DISTRIBUTORS, INC., a Florida corporation

                                  By: /s/ Kenneth L. Danielson            (SEAL)
                                  Print Name: Kenneth L. Danielson
                                  Title: Chief Financial Officer and Treasurer

                                  SAI REALTY INVESTMENTS, INC., a Florida
                                  corporation

                                  By: /s/ Kenneth L. Danielson            (SEAL)
                                  Print Name: Kenneth L. Danielson
                                  Title: Chief Financial Officer and Treasurer

                                  SOUND ADVICE OF VIRGINIA, INC., a Virginia corporation

                                  By: /s/ Kenneth L. Danielson            (SEAL)
                                  Print Name: Kenneth L. Danielson
                                  Title: Chief Financial Officer and Treasurer

                                  SOUND ADVICE ELECTRONICS OF
                                  MARYLAND, INC., a Maryland corporation

                                  By: /s/ Kenneth L. Danielson            (SEAL)
                                  Print Name: Kenneth L. Danielson
                                  Title: Chief Financial Officer and Treasurer

                                  J O I N D E R

         THE UNDERSIGNED, jointly and severally, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenant, warrant and represent to Lender as follows:

         1. Each of the undersigned is the beneficial owner and holder of 340,467 shares of the issued and outstanding common stock of the Borrower (the "Shares") which shares are subject to a right of first refusal and voting trust agreement dated June 30, 1986 which expires June 30, 1996.

         2. So long as the Notes shall be outstanding, neither any of the Shares nor any additional shares of the Borrower owned directly or indirectly by the undersigned (other than an aggregate of approximately 510 shares each which are held in their respective ESOPs) shall be sold, transferred, hypothecated or otherwise encumbered.

         3. The undersigned acknowledge that a breach by either of them of this Joinder shall constitute an Event of Default under this Agreement and the Lender's remedy for such breach shall be solely against the Borrower and not against the undersigned for such breach.

                                  /s/ PETER BESHOURI
                                  ----------------------------------------
                                  PETER BESHOURI

                                  /s/ MICHAEL BLUMBERG
                                  ----------------------------------------
                                  MICHAEL BLUMBERG

                              SCHEDULE OF EXHIBITS

                  Exhibit 1.1    - Permitted Liens

                  Exhibit 3.3    - Forms of Landlord Lien Waiver

                  Exhibit 4.10   - Subsidiaries and Affiliates

                  Exhibit 5.8(d) - Borrowing Base Certificate

                  Exhibit 7.1(n) - Intercreditor Agreements

                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement"), dated as of October 10, 1995, is from SOUND ADVICE, INC., a Florida corporation (the "Debtor"), whose mailing address is 1901 Tigertail Boulevard, Dania, Florida 33004, to NATIONSBANK OF FLORIDA, N.A., a national banking association, (the "Secured Party"), whose address is One Financial Plaza, Fort Lauderdale, Florida 33394.

         WHEREAS, the Debtor previously executed and delivered to the Secured Party (i) an Amended and Restated Security Agreement dated as of February 4, 1993, from the Debtor to the Secured Party, as amended or reaffirmed (collectively, the "Existing Security Agreements"), to secure the obligations and indebtedness of the Debtor to the Secured Party; and

         WHEREAS, simultaneously with the execution hereof, the Debtor and the Secured Party are entering into the Credit Agreement (defined below) pursuant to which the Lender has agreed to renew the Existing Line (as defined in the Credit Agreement) in the amount of $20,000,000.00 on the terms and subject to the conditions set forth therein; and

         WHEREAS, the Lender's agreement to renew the Existing Line is subject to the Borrower's execution and delivery of this Security Agreement; and

         WHEREAS, simultaneously with the execution and delivery of this Security Agreement, the Existing Security Agreements will be amended, restated and consolidated in their entirety to provide as set forth below, without interrupting the lien created by the Existing Security Agreements.

         NOW, THEREFORE, in consideration of the premises and the Secured Party's agreement to renew the Existing Line pursuant to the Credit Agreement, and for other value received by the Debtor, and in further consideration of other financial accommodations extended by the Secured Party to the Debtor or to other persons and guaranteed by the Debtor, the Debtor hereby grants a continuing security interest in, and assigns to the Secured Party, the Collateral to secure payment and performance of all of the Obligations of the Debtor to the Secured Party.

         Section 1. DEFINITIONS. Definitions in the Code apply to words and phrases in the Security Agreement and, if Code definitions conflict, definitions in Article 9 (Chapter 679, Florida Statutes) of the Code shall apply. In addition to terms defined in the Code or elsewhere in this Security Agreement, the following terms have the meanings indicated below, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

                  "Code" means the Uniform Commercial Code as in effect from time to time in the State of Florida (Chapters 671 through 680, inclusive, Florida Statutes).

                  "Collateral" means and includes any and all of the following owned by the Debtor or in which the Debtor has an interest, whether now owned or existing or hereafter created or acquired:

                           (a)      Accounts;

                           (b)      Chattel Paper;

                           (c)      Documents;

                           (d)      General Intangibles;

                           (e) Goods, including Equipment, Inventory and Fixtures exclusive of the following: (i) computers and related collateral financed by General Electric Capital Corporation under Filing No.: 940000094921; and (ii) computers and related collateral financed by IBM Credit Corporation under Filing No.:
                                    950000118629;

                           (f)      Instruments;

                           (g) all cash or non-cash proceeds of any of the foregoing, including insurance proceeds and all products thereof;

                           (h) all ledger sheets, files, records, documents and instruments (including, but not limited to, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the above; and

                           (i) any and all property of the Debtor now or hereafter delivered to or left in or coming into the possession, control or custody of the Secured Party, whether expressly as collateral security or for any other purpose (including, without limitation, cash, tax refunds, stock, and other dividends, and all rights to subscribe for securities incident to, declared or granted in connection with such property), and property described in collateral receipts or other documents signed or furnished by the Debtor, and any and all replacements of any of the foregoing, whether or not in the possession of the Secured Party.

                  "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of October 10, 1995, among the Debtor, SAI Distributors, Inc., SAI Realty Investments, Inc., Sound Advice of Virginia, Inc., Sound Advice Electronics of Maryland, Inc. and the Secured Party.

                  "Obligations" shall include:

                           (a) that certain Amended and Restated Renewal Revolving Credit Promissory Note dated October 10, 1995, and that certain Amended and Restated Renewal Term Promissory Note dated October 10, 1995, both from the Debtor to the Secured Party in the principal amount of $13,320,000 and $6,680,000, respectively, issued under
                                    the Credit Agreement, and any and all
                                    renewals, modifications, amendments and
                                    replacements thereof, together with any and all other indebtedness, obligations and liabilities of the Debtor to the Secured Party now or hereafter existing, incurred or created under the Credit Agreement;

                           (b) the Letters of Credit (as defined in the Credit Agreement), the Letter of Credit Application (as defined in the Credit Agreement) and the obligation of the Debtor to reimburse Secured Party for all drawings thereunder and all other obligations in respect to the Letters of Credit;

                           (c) all other liabilities (primary, secondary, direct, contingent, sole, joint or several), due or to become due or which may be hereafter contracted or acquired, of the Debtor to the Secured Party, whether such liabilities arise in the ordinary course of business or not (including, without limitation, liabilities for overdrafts and as guarantor, endorser and surety);

                           (d) all costs incurred by the Secured Party to obtain, preserve and enforce this Security Agreement and the security interest created hereunder, collect the Obligations and to maintain and preserve the Collateral, including, without limitation, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent storage costs and expense of sale; and

                           (e) interest on the above amounts at the Default Rate (as defined in the Credit Agreement).

                  "Receivables" shall mean all Accounts, Chattel Paper, Instruments, Documents, General Intangibles (including, without limitation, tax refunds and insurance proceeds) and any and all other obligations and indebtedness owed to the Debtor from whatever source arising and whether now existing or hereafter arising. "Receivables" shall also include any and all guarantees of Receivables and security therefor and any and all proceeds thereof.

         Section 2. OWNERSHIP OF COLLATERAL. The Debtor warrants and agrees that it is the owner of the Collateral free and clear of all liens and security interests except the security interest granted by this Security Agreement and Permitted Liens (as defined in the Credit Agreement) (herein called "Permitted Encumbrances").

         Section 3. NO OTHER SECURITY INTERESTS. So long as any Obligation to the Secured Party is outstanding, the Debtor will not without the prior written consent of the Secured Party grant to any third party a security interest in any of the Collateral or permit any lien or encumbrance to attach to any part of the Collateral (except for taxes not yet due and payable) or suffer or permit any levy to be made on any part of the Collateral, or permit any financing statement except that of Secured Party to be on file with respect thereto except with respect to Permitted Encumbrances. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or allow others to do so or permit anything to be done to impair the value of the Collateral or the security interest, PROVIDED, HOWEVER, the Debtor may sell inventory in the ordinary course of its business and sell, transfer, or otherwise dispose of Collateral as permitted under Section 6.5 of the Credit Agreement. Upon the occurrence of an Event of Default, the Secured Party shall have the right, by written notice to the Debtor, to terminate the Debtor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, any or all of the Inventory.

         Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING THE COLLATERAL. The Debtor represents, warrants and covenants that:

                  4.1 The Collateral shall be kept at the address specified above or specified on Schedule 1 attached hereto. The Debtor will not permit any of the Collateral to be moved without the prior written consent of the Secured Party, other than in the ordinary course of business within the State of Florida, or Collateral which may be sold as permitted under Section 3 hereof.

                  4.2 The Debtor will at all times keep the Collateral insured against loss, damage, theft and such other risks as the Secured Party may require in such amounts (in any event, not less than the full insurable value thereof), with such insurance companies, under such policies, in such form and for such periods as shall be reasonably satisfactory to the Secured Party, and each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to the Secured Party under a standard mortgagee endorsement, if available, or, if not available, as an additional loss payee (and the Secured Party may apply any proceeds of such insurance which may be received by the Secured Party toward payment of the Obligations whether due or not due, in such order of application as the Secured Party may determine). Each such policy shall provide for thirty (30) days written minimum cancellation notice to the Secured Party. Each such policy shall, if the Secured Party so requests, be deposited with the Secured Party and the Secured Party may act as attorney for the Debtor in obtaining, adjusting, settling, and cancelling such insurance and endorsing any drafts. Such policies shall provide that no act or default of the Debtor shall affect the right of the Secured Party to recover.

                  4.3 The Debtor will, at all times, keep the Collateral in good order and repair (ordinary wear and tear casualty excepted)and will not waste or destroy the Collateral or any part thereof.

                  4.4 The Debtor warrants that no financing statement covering any Collateral or any proceeds thereof is on file in any public office, other than financing statements naming the Secured Party and financing statements filed with respect to Permitted Encumbrances. The Debtor will promptly, if requested by the Secured Party, mark its records evidencing its Accounts and Chattel Paper in a manner satisfactory to the Secured Party so as to show the same having been assigned to the Secured Party. The Debtor authorizes the Secured Party to file financing statements with respect to the Collateral signed only by the Secured Party. The Debtor will join with the Secured Party in executing financing statements, notices, affidavits, or similar instruments in forms satisfactory to the Secured Party and such other documents as the Secured Party may from time to time request, and will pay the cost of filing the same in any public office deemed advisable by the Secured Party. The Debtor will do such other acts and things, all as the Secured Party may request, to maintain a valid, first perfected security interest in the Collateral (free of all other liens and claims whatsoever other than Permitted Encumbrances) to secure the payment of the Obligations secured hereby. The Secured Party is hereby appointed the Debtor's attorney-in-fact to do all acts and things which the Secured Party may deem necessary to perfect and to continue the perfection of the security interest created hereby and to protect the Collateral.

                  4.5 The Debtor will not use the Collateral or permit the same to be used in violation of any statute or ordinance. The Secured Party may examine and inspect the Collateral at any time, wherever located. The Debtor will pay, promptly when due, all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement or other writing evidencing the Obligations, or any of them, except as permitted under Section
5.5 of the Credit Agreement.

                  4.6 The Debtor keeps the bulk of its Inventory at the address specified at the beginning of this Security Agreement and/or at the address or addresses specified on Schedule 1 hereto. The chief executive office where Debtor keeps its records concerning its Receivables is at the address specified at the beginning of this Security Agreement unless a different address as specified on Schedule 1 hereto. The Debtor shall give the Secured Party written notice of each additional location at which Inventory will be kept and of any change in the chief executive office of the Debtor at which records of the Debtor pertaining to Receivables are kept at least thirty (30) days prior to the location of Inventory at such address or the change of the chief executive office.

         Section 5.     SPECIAL COVENANTS REGARDING RECEIVABLES.

                  (a) Until the Secured Party requests that account debtors on Receivables of the Debtor be notified of the Secured Party's interest, the Debtor shall continue to collect them, subject to the direction and control of the Secured Party at all times. Upon the request of the Secured Party, any proceeds of Receivables shall be immediately delivered to the Secured Party in the form received except for necessary endorsements to permit collection. The Debtor shall, at the request of the Secured Party, notify its account debtors of the security interest of the Secured Party in any Receivable and that payment thereof is to be made directly to the Secured Party, and the Secured Party may itself, at any time, without notice or demand upon the Debtor, so notify account debtors. The making of such a request or the giving of any such notification shall not affect the duties of the Debtor described above with respect to proceeds of collection of Receivables received by the Debtor. The Debtor will, at any time upon the Second Party's request, deliver to the Secured Party the original documents in the Debtor's possession for any Chattel Paper, Documents or Instruments, held or owned by the Debtor.

                  (b) Debtor and Secured Party shall, upon request of Secured Party, establish and maintain one or more special lock box or blocked accounts for the collection of the Receivables. Each such special account shall be with a bank satisfactory to the Secured Party (which may be an affiliate of the Secured Party) and shall be subject to the Secured Party's standard form arrangement. Any checks or other remittances against Receivables which are received by the Debtor shall be held in trust for the Secured Party and turned over by Debtor to the Secured Party or to a person designated by the Secured Party in the identical form received (except for any necessary endorsement) as specifically as possible.

         Section 6. DEFAULTS AND REMEDIES. If any one of the following "Events of Default" shall occur and shall not have been remedied:

                  (a)     Any "Event of Default" under the Credit Agreement; or

                  (b) Any default by the Debtor with respect to the payment of any of the Obligations; or

                  (c) Any representation or warranty made by the Debtor herein or in any certificate or report furnished by the Debtor hereunder shall prove to have been incorrect in any material respect; or

                  (d) The Debtor shall default in the performance of any agreement, covenant or obligation contained herein after any applicable notice and/or expiration of the period of grace applicable thereto, if any:

then the Secured Party may, in addition to any other rights and remedies which it may have, immediately and without demand, exercise any and all of the rights and remedies granted to a secured party upon default under the Code; and upon request or demand of the Secured Party, the Debtor shall, at its expense, assemble all or any part of the Collateral and make it available to the Secured Party at a convenient place designated by the Secured Party. The Secured Party and its agents are authorized to enter into or onto any premises where the Collateral may be located for the purpose of taking possession of such Collateral. Any notice of sale, disposition or other intended action by the Secured Party, sent to the Debtor at the address specified at the beginning of this Security Agreement or at such other address of the Debtor as may from time to time be shown on the Secured Party's records, at least ten (10) days prior to such action, shall constitute reasonable notice to the Debtor. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party toward payment of such of the Obligations and in such order of application as the Secured Party may from time to time elect.

         Section 7.     MISCELLANEOUS.

                  7.1 No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Second Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Security Agreement. The provisions of this Security Agreement are cumulative and in addition to the provisions of any liability of the Debtor under any note, any guaranty or any other writing, and the Secured Party shall have all the benefits, rights and remedies of a secured party under this Security Agreement and any other document.

                  7.2 All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all Obligations of the Debtor shall bind the successors and assigns of the Debtor.

                  7.3 This Security Agreement have been delivered in the State of Florida and shall be construed in accordance with the internal laws of Florida.

                  7.4 The Debtor shall pay on demand all expenses and expenditures of the Secured Party, including reasonable attorneys' fees and legal expenses incurred or paid by the Secured Party in protecting, enforcing or exercising its security interest, rights or remedies created by, connected with or provided in this Security Agreement or Debtor's performance pursuant to this Security Agreement.

                  7.5 At its option, the Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent Debtor has failed to pay or perform the same. The Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party, pursuant to the foregoing authorization. Except as otherwise expressly provided in this Security Agreement, until an "Event of Default" (as described in the Credit Agreement), the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

                  7.6 If any of the provisions of this Security Agreement shall contravene or be held invalid under the laws of any jurisdiction, the Security Agreement shall be construed as if not containing such provision and the remainder of this Security Agreement shall be construed and enforced accordingly.

                  7.7 The Security Party's rights under the Credit Agreement and all documents executed pursuant thereof or in connection therewith are cumulative. Without limiting the generality of the foregoing, the Secured Party may enforce its rights hereunder in all or part of the Collateral or in any other security in the order selected by Secured Party.

                  7.8 MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (a) SPECIAL RULES. The arbitration shall be conducted in the city of Fort Lauderdale, Florida and administered by Endispute, Inc., d/b/a J.A.M.S./Endispute, who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b) RESERVATION OF RIGHTS. Nothing in this Agreement shall be deemed to: (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Secured Party of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Secured Party hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Secured Party may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Secured Party's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                  (c) WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, THE PARTIES HERETO HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BETWEEN OR AMONG THE PARTIES HERETO. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THE AGREEMENT TO ARBITRATE, TO THE EXTENT ANY SUCH CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO IS NOT ARBITRATED, THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CONTROVERSY OR CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY MAKING THE LOAN(S) EVIDENCED BY THE TERM NOTE AND THE REVOLVING CREDIT NOTE (AS SUCH TERMS ARE DEFINED IN THE CREDIT AGREEMENT).

         IN WITNESS WHEREOF, this Security Agreement has been dated for convenience as of the date hereinabove first written, but in fact executed on October 13, 1995.

WITNESS:                            SOUND ADVICE, INC., a Florida corporation

/s/ Mark K. Somerstein              By: /s/ Kenneth L. Danielson          (SEAL)
----------------------              Print Name: Kenneth L. Danielson
/s/ Alan D. Axelrod                 Title: Chief Financial Officer and Treasurer

STATE OF FLORIDA )
                 ) ss:
COUNTY OF BROWARD)

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Kenneth Danielson, the CFO of SOUND ADVICE, INC., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or who has produced _______________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this 13 day of October, 1995.

                             /s/ Mark K. Somerstein
                             -----------------------------------------------
                             Notary Public, State of Florida

                             -----------------------------------------------
                             Typed, printed or stamped name of Notary Public

My Commission Expires:

                                                 MARK K. SOMERSTEIN
                                          MY COMMISSION # CC481548 EXPIRES
                                                 September 27, 1999
                                        BONDED THRU TROY FAIN INSURANCE, INC.